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                                                                       EXHIBIT 5


                                 March 30, 2000



World Access, Inc.
945 East Paces Ferry Road, Suite 2200
Atlanta, Georgia  30326

         RE:      WORLD ACCESS, INC.
                  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel to World Access, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission. Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended, an aggregate of 6,195,557 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company. The Shares represent shares of Common Stock that may be issued pursuant to the World Access, Inc. Outside Directors' Warrant Plan, the World Access, Inc. 1998 Incentive Equity Plan, the FaciliCom International, Inc. 1998 Stock Option Plan and the FaciliCom International, Inc. 1999 Special Stock Option Plan (collectively, the "Plans") or upon the exercise of options or warrants granted in accordance with the terms of the Plans.

         The opinion hereinafter set forth is given to the Company pursuant to
Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matter set forth in numbered paragraph (1) below (our "Opinion"), and no other opinion is implied or to be inferred beyond such matters. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

         Our Opinion is furnished for the benefit of the Company solely with regard to the Registration Statement, may be relied upon by the Company only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by or filed with any other person or entity without our prior written permission.

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World Access, Inc.
March 30, 2000
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         In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the Plans, the Company's Certificate of Incorporation and Bylaws, as amended, and minutes of proceedings of the Board of Directors and stockholders of the Company. In making all of our examinations, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

         As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of an officer of the Company and a certificate of a public official. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

         Members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. Because the Company is organized under, and the subject of our Opinion therefore is governed by, the General Corporation Law of the State of Delaware (the "Delaware Code"), we do not herein express any opinion concerning any matter respecting or affected by any laws other than the laws set forth in the Delaware Code that are now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as those contemplated by the issuance of the Shares pursuant to the Plans. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

         Based upon and subject to the foregoing, we are of the following opinion:

         (1) the Shares, when issued in accordance with the terms of the Plans or upon the exercise of options or warrants granted in accordance with the terms of the Plans against payment in full of the exercise price therefor, if any, established in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement.
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World Access, Inc.
March 30, 2000
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                                    Very truly yours,

                                    LONG ALDRIDGE & NORMAN LLP

                                    By: /s/ LEONARD A. SILVERSTEIN
                                        --------------------------------------
                                          Leonard A. Silverstein